Exhibit 99.2

Kartoon Studios Inc. Announces Pricing of up to $7 Million Registered Direct Offering of Common Stock

BEVERLY HILLS, CA, April 18, 2024 (GLOBE NEWSWIRE) – Kartoon Studios Inc. (NYSE American: TOON) (“Kartoon Studios” or the “Company”), a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands, today announced the pricing of a registered direct offering of up to 7,000,000 shares of its common stock and/or pre-funded warrants to purchase shares of common stock (the “Pre-funded Warrants”) (the “offering”) to certain institutional investors at $1.00 per share of common stock and $0.99 per Pre-funded Warrant, for aggregate gross proceeds of up to approximately $7,000,000, prior to deducting placement agent fees and other offering expenses, pursuant to a securities purchase agreement (the “SPA”).

The first tranche of the offering consists of 4,000,000 shares of common stock and/or Pre-funded Warrants for aggregate gross proceeds to the Company of approximately $4,000,000, and is expected to close on or about Monday, April 22, 2024, subject to the satisfaction of customary closing conditions. Up to 180 days following the date of the SPA, the investors have the option to purchase up to an additional 3,000,000 shares of common stock and/or Pre-funded Warrants, whereby the Company will receive aggregate gross proceeds of up to approximately $3,000,000, prior to deducting placement agent fees and other offering expenses.

EF Hutton LLC is acting as the sole placement agent for the offering.

The securities are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-276259), which was filed with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2023, and declared effective by the SEC on January 5, 2024, and the accompanying prospectus contained therein (the “Registration Statement”).

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective Registration Statement. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC, Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Kartoon Studios Inc.

Kartoon Studios is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

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Toon Media Networks, the company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines, and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2,000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed registered direct offering, and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACT

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT

ir@kartoonstudios.com

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